Exhibit 10.1
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of February 4, 2025, by and among GoodRx, Inc., a Delaware corporation (the “Corporation”),
GoodRx Holdings, Inc. (“Holdings”) and Christopher McGinnis, an individual (the “Executive”).
RECITALS
THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:
WHEREAS, the Corporation and the Executive mutually desire that the Executive be employed by the Corporation as its Chief Financial Officer to carry out the duties and responsibilities described below, all on the terms and conditions hereinafter set forth, effective as of the Effective Date (as defined in Section 2).
NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:
1.Employment and Duties.
1.1Employment.  Effective as of the Effective Date, the Corporation shall employ the Executive on an at-will basis, subject to the terms and conditions expressly set forth in this
Agreement, including, but not limited to, Section 5 of this Agreement.  The Executive does hereby accept and agree to such employment on the terms and conditions expressly set forth in this Agreement.
1.2Duties.  The Executive shall serve the Corporation as its Chief Financial Officer and shall perform and have the responsibilities, duties, status and authority customary for this position in an organization of the size and nature of the Corporation, subject to the corporate policies of the Corporation as in effect from time to time (including, without limitation, the
Corporation’s business conduct and ethics policies, as they may be amended from time to time).
In this position, the Executive shall report directly to the Corporation’s Chief Executive Officer
(the “CEO”) and shall render such administrative, financial, and other executive and managerial services to the Corporation and its affiliates as the CEO may direct.
1.3No Other Employment; Time Commitment.  For so long as the Executive is employed with the Corporation, the Executive shall both (a) devote substantially all of his business time, energy and skill to the performance of the Executive’s duties for the Corporation and (b) hold no other employment positions with any other entity (other than an affiliate of the
Corporation).  Further, the Executive’s service on the boards of directors (or similar bodies) of other business entities is subject to the prior approval of the CEO or the Board of Directors of
Holdings (the “Board”) not to be unreasonably withheld. The Corporation shall have the right to require the Executive to resign from any board or similar body on which the Executive may then
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serve if the CEO or the Board reasonably determines that such service (i) creates a conflict of interest or otherwise interferes with the effective discharge of the Executive’s duties and responsibilities to the Corporation in accordance with this Agreement or (ii) is in respect of a business then in competition with any business of the Corporation.
1.4No Breach of Contract.  The Executive hereby represents to the Corporation: (a)
that the execution and delivery of this Agreement by the Executive and the Corporation and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound; (b) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent the Executive entering into this Agreement or carrying out the Executive’s duties hereunder; and (c) that the Executive is not bound by any confidentiality, trade secret or similar agreement with any other person or entity which would prevent, or be violated by, the Executive
(i) entering into this Agreement or (ii) carrying out the Executive’s duties hereunder.
1.5Location.  During the Term (as defined in Section 2), the Executive shall perform the services required by this Agreement from his home office, currently in Arizona. The
Executive acknowledges that business travel may be required from time to time in the course of performing the Executive’s duties for the Corporation.
2.Term.  The Executive’s employment under this Agreement shall commence on February
4, 2025 (the “Effective Date”).  The period from the Effective Date until the termination of the
Executive’s employment under this Agreement is hereinafter referred to as the “Term.”  For the avoidance of doubt, this Agreement will not be effective, and the Executive will not be entitled to any of the compensation and benefits set forth herein, unless and until the Executive commences employment on the Effective Date.
3.Compensation.
3.1Base Salary.  During the Term, the Executive’s annual base salary (the “Base
Salary”) shall be paid in accordance with the Corporation’s regular payroll practices in effect from time to time, but not less frequently than in monthly installments, and pro-rated for any partial years of employment.  As of the Effective Date, the Executive’s Base Salary shall be at an annualized rate of $500,000.
3.2Signing Bonus.  The Corporation shall pay the Executive a one-time cash signing bonus in the amount of $250,000 (the “Signing Bonus”).  This Signing Bonus will be paid to the
Executive in one lump-sum payment no later than the second regularly scheduled payroll date after the Effective Date, subject to the Executive’s continued employment with the Corporation or its affiliates through such payment date.  Notwithstanding such payment, to earn 100% of the
Signing Bonus, the Executive must remain in continued employment with the Corporation or its affiliates through the earliest of (a) the first anniversary of the Effective Date, (b) the Executive’s death or Disability (as defined in Section 5.5), (c) the termination of the Executive’s employment hereunder by the Corporation without Cause, or (d) the termination of the Executive’s
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employment hereunder by the Executive for Good Reason (as defined in Section 5.5).  In the event that the Executive’s employment is terminated other than (i) due to the Executive’s death or Disability, (ii) by the Corporation without Cause, or (iii) by the Executive for Good Reason, in any case, and such termination occurs prior to the first anniversary of the Effective Date, the
Signing Bonus will not have been earned in full, and the Executive shall repay the Unearned
Portion (as defined below) of the Signing Bonus (net receipt after tax withholding) to the
Corporation in full within three months following the date of the Executive’s termination of employment.  For purposes of this Agreement, the “Unearned Portion” means an amount determined by multiplying (A) 100% of the Signing Bonus by (B) a fraction, the numerator of which is the number of days during the period commencing on (but excluding) the Separation
Date (as defined in Section 5.2) and ending on (and including) the first anniversary of the
Effective Date, and the denominator of which is 365.
3.3Incentive Bonus.  For each calendar year ending during the Term, beginning with calendar year 2025, the Executive will be eligible to earn an annual cash incentive bonus (the
“Incentive Bonus”), targeted at 100% of the Executive’s then-current annual Base Salary (the
“Target Bonus”), pro-rated for any partial year of employment.  The actual amount of any
Incentive Bonus shall be determined by the Board (and/or a subcommittee thereof) in its discretion, and may be higher or lower than the Target Bonus, based on the achievement of individual and/or Corporation annual performance goals established by the Board (and/or a subcommittee thereof) for the applicable calendar year.  The actual Incentive Bonus, if any, shall be paid no later than March 15 of the calendar year following the calendar year in which such
Incentive Bonus was earned, subject to the Executive’s continued employment by the
Corporation or its affiliates through the payment date.
3.4Equity Awards.
(a)Equity Awards.
(i)Subject to the approval of the Board (and/or a subcommittee thereof), and the Executive’s continued employment the applicable grant date, Holdings shall grant to the Executive an equity award having an aggregate value of $7,000,000, 50% of which shall be granted in the form of a restricted stock unit award (the “RSU Award”), and the remaining 50% of which shall be granted in the form of a stock option (the “Option Award” and, together with the RSU Award, the “Equity Awards”), pursuant to the Holdings 2020 Incentive
Award Plan (as may be amended from time to time, the “Plan”).
(ii)The number of shares of Holdings’ Class A common stock subject to the RSU Award shall be determined by dividing $3,500,000 by the average closing share price over the last 20 trading days preceding the applicable grant date.  Subject to the Executive’s continued employment with the Corporation through the applicable vesting date, the RSU Award shall vest as to 25% of the shares subject to the RSU Award on the 15th day of the calendar month in which the first anniversary of the Effective Date occurs (or, if the first anniversary of the Effective Date occurs after the 15th of the month, on the 15th of the calendar month following
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the month in which the first anniversary of the Effective Date occurs), and as to one-sixteenth
(1/16th) of the shares subject to the RSU Award on each quarterly anniversary thereafter.
(iii)The Option Award shall be a nonqualified stock option, shall have an exercise price per share equal to the closing price of Holdings’ Class A common stock on the applicable grant date, and shall have a maximum term of ten years from the applicable grant date.  The number of shares of Holdings’ Class A common stock subject to the Option Award shall be determined by dividing $3,500,000 by the per share Black-Scholes valuation as of the applicable grant date, utilizing materially the same assumptions that Holdings uses in the preparation of its financial statements.  Subject to the Executive’s continued employment with the Corporation through the applicable vesting date, the Option Award shall vest as to 25% of the shares subject to the Option Award on the 15th day of the calendar month in which the first anniversary of the Effective Date occurs (or, if the first anniversary of the Effective Date occurs after the 15th of the month, on the 15th of the calendar month following the month in which the first anniversary of the Effective Date occurs), and as to one-sixteenth (1/16th) of the shares subject to the Option Award on each quarterly anniversary thereafter.
(b)Award Terms.  The terms and conditions of the Equity Awards will be set forth in separate award agreements in forms prescribed by Holdings, to be entered into by
Holdings and the Executive (the “Award Agreements”), which will have terms and conditions consistent with those summarized herein. Except as otherwise specifically provided in this
Agreement, the Equity Awards shall be governed in all respects by the terms and conditions of the Plan and the applicable Award Agreement.
(c)Grant Timing.  If approved, the Equity Awards will be granted on the first trading day of the first “open window” under the Corporation’s Insider Trading Compliance
Policy that occurs following the Effective Date.
4.Benefits.
4.1Health, Retirement, Welfare and Fringe Benefits.  During the Term, the
Executive shall be eligible to participate in all employee health, life and other insurance plans and programs, retirement and welfare benefit plans and programs, bonus plans and programs, and fringe benefit plans and programs, in each case, made available by the Corporation to the
Corporation’s executive employees generally, in accordance with the terms of such plans and programs and as such plans or programs may be in effect from time to time.
4.2Reimbursement of Expenses.  During the Term, the Corporation shall reimburse the Executive for all customary and reasonable business expenses incurred in the performance of his duties under this Agreement and as an officer or director pursuant to the Corporation’s expense reimbursement policies.
4.3PTO and Other Leave.  During the Term, the Executive’s annual rate of Paid
Time Off (“PTO”) accrual shall be as set forth in the Corporation’s PTO policies as in effect
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from time to time.  The Executive shall also be eligible for all other holiday and leave pay generally available to the other executives of the Corporation.
4.4Indemnification.  The Executive shall be provided indemnification and coverage under the Corporation’s D&O and EPL liability insurance policies.
5.Termination of Employment.
5.1Generally.  The Executive’s employment by the Corporation, and the Term, may be terminated at any time (a) by the Corporation with or without Cause, (b) by the Corporation in the event that the Executive has incurred a Disability, (c) by the Executive for any reason, or (d)
due to the Executive’s death.
5.2Notice of Termination.  Any termination of the Executive’s employment under this Agreement (other than because of the Executive’s death) shall be communicated by written notice of termination from the terminating party to the other party, which termination shall be effective (a) no less than 30 days following delivery of such notice in the event of a termination by the Executive for any reason, (b) on the date set forth in such notice in the event of a termination by the Corporation without Cause or (c) immediately in the event of a termination by the Corporation for Cause.  The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.  The effective date of the Executive’s termination of employment hereunder shall be referenced herein as the “Separation Date”.
5.3Benefits Upon Termination.
(a)Upon or following the termination of the Executive’s employment hereunder for any reason, the Corporation shall pay to the Executive the following: (i) on the
Corporation’s first regularly scheduled payroll date following the Separation Date (or earlier if required by applicable law), any Base Salary, PTO, and any other amounts required under applicable law that have accrued or have been earned but have not been paid on or before the
Separation Date; and (ii) within 30 days following the Separation Date (or earlier if required by applicable law), any reimbursement due to the Executive pursuant to Section 4.2 for expenses incurred by the Executive on or before the Separation Date.
(b)The Corporation and the Executive acknowledge and agree that, effective as of the Effective Date, the Executive shall be a Tier 1 Participant (within the meaning of the
Severance Plan) in the Severance Plan (as defined in Section 5.5 below), subject to and in accordance with the terms and conditions set forth therein.
(c)The foregoing provisions of this Section 5.3 shall not affect: (i) payment of the amounts set forth in Section 5.3(a); (ii) the Executive’s receipt of benefits otherwise due terminated employees under group insurance coverage consistent with the terms of the applicable
Corporation welfare benefit plan; (iii) the Executive’s rights under COBRA to continue participation in medical, dental, hospitalization and such other benefit plans covered by COBRA;
or (iv) the Executive’s receipt of any vested payments or benefits otherwise due in accordance
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with the terms of an applicable equity compensation plan maintained by the Corporation or
Holdings and the Corporation’s 401(k) plan (if any).  The treatment of each equity award granted to the Executive by Holdings (including each Equity Award) that is outstanding and, if applicable, unexercised as of the Separation Date will be governed by the applicable award agreement evidencing such award and the Severance Plan, as applicable.
5.4Exclusive Remedy. The Executive agrees that the payments and benefits contemplated by Section 5.3 shall constitute the exclusive and sole remedy for any termination of employment during the Term of this Agreement and the Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.
5.5Certain Defined Terms.  The definitions of Cause and Good Reason contained in this Agreement shall govern for purposes of this Agreement.
(a)As used herein, “Cause” shall have the meaning set forth in the Severance
Plan.
(b)As used herein, “Disability” shall mean a disability for which the
Executive is deemed qualified for benefits under the Corporation’s long-term disability plan or, if the Corporation does not maintain a long-term disability plan or the Executive does not apply for such benefits, any medically determinable physical or mental impairment (as determined by a physician designated by the Corporation, in good faith) resulting in the Executive’s inability to perform the duties of his position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.
(c)As used herein, “Good Reason” shall have the meaning set forth in the
Severance Plan.
(d)As used herein, “Severance Plan” shall mean the GoodRx Holdings, Inc.
Executive Severance Plan, as may be amended from time to time.
5.6Resignation from Directorships and Officerships.  Unless the parties agree otherwise in writing, the termination of the Executive’s employment with the Corporation for any reason shall be treated as the Executive’s resignation from (a) any director, officer or employee position the Executive has with the Corporation, any parent entity (including
Holdings) and any of their respective affiliates, and (b) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Corporation, any parent entity and any other subsidiaries of such parent entity, or any of their respective affiliates.  The Executive agrees that this Agreement shall, unless the parties agree otherwise in writing, serve as written notice of such resignation in this circumstance.
Furthermore, the Executive agrees to execute any documents evidencing such resignations that the Corporation reasonably requests.
5.7280G Implications.
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(a)Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under the Severance Plan, being hereinafter referred to as the “Total Payments”), would be subject (in whole or part) to the excise tax imposed under Section 4999 of the Code  (as defined in Section 18.1) (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section
280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to
(ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes and employment taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).  In all cases, if there are any reductions to the Total Payments under this paragraph, the reduction shall be performed in a manner which results in the greatest after-tax amount being retained by the Executive and in a manner which comports with Section 409A of the Code.
(b)For purposes of determining whether and the extent to which the Total
Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”)
selected by the Corporation (provided, however, that Independent Advisors may not without the
Executive’s written consent be the firm which serves as the auditor for the ultimate parent of the entity acquiring the Corporation), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code), and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the
“base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
6.Covenants.
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6.1Defense of Claims.  The Executive agrees that, during the Term hereof, and for a period of five years after termination of the Executive’s employment, upon reasonable notice from the Corporation, the Executive will reasonably cooperate with providing information to the
Corporation necessary in the defense of any claims or actions that may be made by or against the
Corporation that affect the Executive’s prior areas of responsibility, except if the Executive’s interests are adverse to the Corporation in such claim or action.  The Corporation agrees that it shall promptly pay or reimburse the reasonable cost of the time of the Executive (at a rate of
$190 per hour) and any reasonable, out-of-pocket costs and attorneys’ fees that the Executive actually incurs in connection with the Executive providing such assistance or cooperation to the
Corporation, in accordance with the Corporation’s standard policies and procedures as in effect from time to time, provided that the Executive shall have obtained prior written approval from the Corporation for any travel costs incurred by the Executive in connection with the Executive’s obligations under this Section 6.1.
6.2PIIA.  The Executive hereby acknowledges that the Executive is concurrently entering into an agreement with the Corporation, substantially in the form attached hereto as
Exhibit A, containing confidentiality, intellectual property assignment, non-competition, non-
solicitation and other protective covenants (the “PIIA”), that the Executive shall be bound by the terms and conditions of the PIIA, and that such agreement shall be additional to, and not in limitation of, the covenants contained in any other written agreement between the Corporation and the Executive.
6.3Non-Disparagement. During and after the Executive’s employment or other service with the Corporation and/or any of its affiliates, the Executive agrees that the Executive will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Corporation or any of its affiliates, the products or services of the Corporation or any of its affiliates, or any of the Corporation’s present or former officers, equity holders, directors or employees; provided, that the Executive may confer in confidence with his legal representatives and make demonstrably true statements.
7.Source of Payments.  All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Corporation, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment.  The Executive shall have no right, title or interest whatsoever in or to any investments which the Corporation may make to aid the Corporation in meeting its obligations hereunder.  Any payments provided under this Agreement shall be treated as amounts owed to an unsecured creditor of the Corporation.
8.Withholding.  Notwithstanding anything else herein to the contrary, the Corporation and its affiliates may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes or other amounts as may be required to be withheld pursuant to any applicable law or regulation.
9.Assignment; Binding Effect.
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9.1By the Executive.  This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by the Executive.
9.2By the Corporation.  This Agreement and all of the Corporation’s rights and obligations hereunder shall not be assignable by the Corporation except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Corporation’s assets; provided that the assignee in such reorganization, merger, consolidation or transfer assumes all of the Corporation’s obligations hereunder.
9.3Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Corporation and the Executive’s heirs and the personal representatives of the Executive’s estate.
10.Number and Gender.  Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
11.Section Headings.  The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.
12.Governing Law.  This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created among the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of Arizona and adjudicated within Maricopa County,
Arizona.
13.Survival of Certain Provisions.  Sections 4.4, 5, 6, 8, 12, 14, 15, 16, 17, 18, 20, 22 and
23 shall survive any termination of this Agreement.
14.Entire Agreement.  This Agreement (together with the PIIA and the Award Agreements)
embodies the entire agreement of the parties hereto respecting the matters within its scope.  As of the Effective Date, this Agreement (together with the PIIA and the Award Agreements)
supersedes all prior agreements of the parties hereto that, directly or indirectly, bear upon the subject matter hereof, and any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to be of no force or effect, and the parties to any such other negotiations, commitments, agreements or writings shall have no further rights or obligations thereunder.  There are no representations, warranties or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.
15.Modifications, Waivers.  This Agreement may not be waived, amended, modified or changed (in whole or in part), except by an instrument in writing signed by all parties hereto.
The waiver by any party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
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16.Arbitration.  The parties hereto agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or the Executive’s employment by the Corporation or any termination thereof, will be settled by arbitration to be held at a location in Phoenix, Arizona in accordance with then applicable rules of the American
Arbitration Association specifically designed for the resolution of employment disputes, which are available at https://www.adr.org/sites/default/files/EmploymentRules_Web_3.pdf.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The Corporation shall pay the costs associated with arbitration (arbitration fee and location fee, if any); provided, however, that each party shall bear such party’s own legal fees and expenses.  THE
EXECUTIVE AND THE CORPORATION UNDERSTAND THAT BY AGREEING TO
ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO
HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL
INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.
THE EXECUTIVE AND THE CORPORATION WAIVE ANY CONSTITUTIONAL OR
OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN
IN THEIR INDIVIDUAL CAPACITIES.  EXCEPT AS MAY BE PROHIBITED BY LAW,
THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR
CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.
17.Notices.  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including in electronic formats) and shall be deemed to have been duly given and made if (a) on delivery if delivered by hand, (b) one business day after if sent to an email address of record provided receipt is confirmed, or (c) three business days after sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be duly addressed to the parties as follows:
If to the Corporation:
GoodRx, Inc.
2701 Olympic Boulevard
Santa Monica, CA 90404
Attention: General Counsel
If to the Executive, to the address (or e-mail address) most recently on file in the personnel records of the Corporation.
18.Code Section 409A.
18.1This Agreement is intended to meet the requirements of Section 409A of the
Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistent with that intent.  Each payment provided hereunder is intended to be a separate payment for purposes of Section 409A of the Code, including Treasury Regulation
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1.409A-2(b)(2).  All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the
Executive’s “separation from service” (within the meaning of Section 409A of the Code) (a
“Separation from Service”).  Any payments subject to Section 409A of the Code that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment)
occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A of the
Code.
18.2Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, shall be paid to the Executive during the six-month period following the Executive’s
Separation from Service if the Corporation determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section
409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the
Corporation shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.
18.3To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury
Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense or benefit is incurred.  The amount of expenses or benefits eligible for reimbursement, payment or provision during a calendar year shall not affect the expenses or benefits eligible for reimbursement, payment or provision in any other calendar year.
19.Sarbanes-Oxley Act of 2002.  Notwithstanding anything herein to the contrary, if the
Corporation determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the
Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall be provided to the Executive as compensation (and not as a loan) to the Executive (and as such shall be subject to tax withholding obligations).
20.Exceptions.  Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (a)
filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, communicating directly with, providing information to, receiving financial awards from or cooperating with the U.S. Securities and Exchange Commission, the Financial
Industry Regulatory Authority, the U.S. Equal Employment Opportunity Commission, the
National Labor Relations Board, the U.S. Occupational Safety and Health Administration, the
U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other
12
federal, state or local government agency (collectively, “Government Agencies”), without notifying or seeking permission from the Corporation, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation; (b) exercising any rights the Executive may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions; and/or (c) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the Executive has reason to believe is unlawful.  Pursuant to 18 USC Section
1833(b), (i) the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if the Executive files a lawsuit for retaliation by an employer for reporting a suspected violation of law, the Executive may disclose a trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, if the Executive (I) files any document containing the trade secret under seal, and (II) does not disclose a trade secret, except pursuant to court order.
Further, nothing in this Agreement is intended to or shall preclude any party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law.  If the Executive is required to provide testimony, then unless otherwise directed or requested by a Government
Agency or law enforcement, the Executive shall notify the Corporation as soon as reasonably practicable after receiving any such request of the anticipated testimony.
21.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
22.Legal Counsel.  Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice.  The Executive agrees and acknowledges that the Executive has read and understands this
Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.  This Agreement has resulted from negotiations and discussions between the parties, and no one party shall be treated as drafting this Agreement for purposes of interpreting any provision hereof.
23.Clawback.  The compensation payable hereunder may be subject to (a) any clawback or recoupment policy of the Corporation or Holdings required in order to comply with applicable law, and (b) any clawback or recoupment policy of the Corporation or Holdings approved by the
Board which applies to the senior executives of the Corporation, including, without limitation,
Holdings’ “Policy for Recovery of Erroneously Awarded Compensation”.  The Corporation and
the Executive acknowledge that this Section 23 is not intended to limit any clawback and/or disgorgement of such compensation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.
13
24.Stock Ownership Guidelines.  The Executive shall hold shares and otherwise comply with the Corporation’s Stock Ownership Guidelines for Executives and Outside Director Policy,
which may be updated from time to time.
[The remainder of this page has intentionally been left blank]
[Signature Page to Employment Agreement]
IN WITNESS WHEREOF, the Corporation, Holdings and the Executive have executed this Agreement as of the date set forth above.
“CORPORATION”

By:	/s/ Wendy Barnes

Name:	Wendy Barnes

Title:	Chief Executive Officer
“HOLDINGS”

By:	/s/ Wendy Barnes

Name:	Wendy Barnes

Title:	Chief Executive Officer
“EXECUTIVE”

/s/ Christopher McGinnis

Christopher McGinnis
Exhibit A
PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT
[Attached]
1
GOODRX, INC.
PROPRIETARY INFORMATION AND INVENTION
ASSIGNMENT AGREEMENT
This Agreement is entered into by and between GoodRx, Inc., a Delaware corporation
(the “Company”), and the individual identified in the signature block below as the Employee
(“Employee,” “I” or “me”).
As a condition of my employment with the Company, and in exchange for good and valuable consideration that includes my employment, access to a portion of the Company’s
Confidential Information (defined below), and such other consideration as may be provided for in this Agreement or provided to me as consequence of this Agreement, the sufficiency of which
I acknowledge, and subject to any state-specific modification under Addendum A that may apply to me, I agree as follows:
1.    Duty of Loyalty. In reliance upon my promises in this Agreement, I will be placed or retained in a position of special trust and confidence by the Company where I will be entrusted with certain trade secrets and other Confidential Information of the Company and will be given access to and/or involvement in certain key business relationships that the Company has invested significant time and resources in developing for its benefit. While employed by a Company entity, I will have a duty of loyalty to the Company that includes the obligation: (a) to devote my best efforts to my employment duties, (b) to avoid competing with the Company, assisting others in their efforts to compete with the Company, or otherwise engaging in conduct that creates a conflict of interest, and (c) to avoid knowingly interfering with key business relationships (such as customers, employees, and suppliers) for the benefit of any person or entity who is engaged in, or preparing to engage in a competing business enterprise.
2.    At-Will Employment / Advice of Counsel. The parties agree that my employment with the Company shall be “at-will” employment and may be terminated at any time with or without cause or notice at the option of either the Company or me. No provision of this
Agreement shall be construed as conferring upon me a right to continue as an employee of the
Company. I acknowledges that I have the right to consult with counsel and I am fully aware of my rights and obligations under this Agreement.
3.    Confidential and Proprietary Information.
3.1      “Confidential Information” refers to any item of information, or compilation of information, in any form (tangible or intangible), related to the Company’s business and of value to it that I first gain knowledge of or access to as a consequence of employment with the
Company if the Company has not made it public or authorized public disclosure of it and it is not readily available through lawful and proper means to the public or others in the industry who have no obligation to keep it confidential. I understand that Confidential Information can include both information provided to me as an employee of the Company and information I create or compile as an employee of the Company.
2
a.        Confidential Information shall be presumed to include, but is not limited to, the following categories of nonpublic information retained by the Company: Company’s customer and prospective customer lists, pricing variables and criteria (including proposals and analysis related to same), marketing plans and strategies, research and development data, business plans and analysis, buying practices, internal business methods, techniques, technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets;
personnel information concerning other employees that is entrusted to me in confidence by the
Company as part of my job duties; sources of supply and material, operating and cost data, financial information, and information contained in manuals or memoranda; the Company’s plans for the future, including without limitation plans for its products and services, for geographic and customer markets, and for marketing, promoting and distributing its products and services; and, information provided to the Company in confidence by third parties that the
Company is obligated to keep confidential by law or through contractual commitments (such as personal identifying information like social security numbers, or a third-party’s specifications for a project) (“Third-Party Confidential Information”). Due to its special value and utility as a compilation, a confidential compilation (like a customer list) will remain protected as
Confidential Information even if some items of information within the list are in the public domain. Private disclosure of otherwise Confidential Information to parties the Company is doing business with for business purposes shall not cause the information to lose its protected status under this Agreement.
b.        Confidential Information does not include terms and conditions of employment except where it is information concerning other employees that has been entrusted to me as a supervisor or manager or entrusted to me as part of confidential job duties (such as human resource management, payroll, or benefits administration). Confidential Information does not include information, technical data, or know-how that (i) is or subsequently becomes published or available to the public through lawful and proper means as defined under the
Uniform Trade Secrets Act (which excludes through my breach of this Agreement), (ii) is received by me from a third party not in breach of any obligation of confidentiality, (iii) was in my possession or was known to me before it was disclosed to me by the Company, as shown by prior written records, or (iv) is approved for release by the Company through written authorization.
3.2      Nondisclosure Obligation. I agree that during my employment and for so long thereafter as the information qualifies as Confidential Information under this Agreement, I will not engage in any use or disclosure of Confidential Information that is not authorized by the
Company and undertaken for the benefit of the Company.1 This obligation specifically prohibits, among other things, the use or disclosure of Confidential Information for the benefit of a competitor or on behalf of any person or entity preparing to compete with the Company, and includes use or disclosure of information on social media. I will comply with all Company policies and directives concerning the use, storage, and transfer of Confidential Information.
These obligations do not prohibit my use of generally available knowledge, skill and education that is not specific to the Company or its business relationships but is instead knowledge generic to the industry or my profession. Unless prohibited by law from doing so, I will notify the
Company as quickly as possible after being served with a subpoena, order, or other legal
3
mandate requiring the production of Confidential Information so that the Company can take reasonable steps to protect its interests and will cooperate in same. I will retain no records of
Confidential Information after employment ends without written Company authorization to do
so. However, nothing in this Section 3 shall prohibit Protected Conduct (described in Section 9 below).
3.3      Former Employer Information. I shall not, during my employment with the
Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and I shall not bring onto the premises of the
Company, or incorporate or download into the Company’s computer systems, files or database, any information, data, files, computer code, or programs, belonging to any such employer, person or entity or other third party unless consented to in writing by such employer, person, entity or third party, and approved by the Company in writing in advance.
4.    Inventions and Other Proprietary Works. I understand that, among other things,
I am employed to use my inventive and creative capacities for the benefit of the Company.
Accordingly, the wages that I receive as an employee of the Company are the agreed upon and sufficient consideration for my work product and the agreements made by me concerning
Proprietary Works in this Agreement, and my agreement to the terms provided for below:
a.    Inventions Retained and Licensed. Attached hereto, as Addendum B, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which I claim belong to me, which relate to the Company’s proposed or actual business, products or research and development, and which I claim should be excluded from assignment to the Company hereunder; or, if Addendum B is left blank, I hereby represent that there are no such Prior Inventions. If in the course of my employment with the
Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine, and any derivatives thereof.
b.    Assignment of Inventions and Other Proprietary Works. I shall, or will promptly make, full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and do hereby fully and finally assign to the Company, or its designee, all of my rights, title, and interest (past, present, or future), including, without limitation, any right of priority, in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am employed by the Company (collectively referred to as
“Proprietary Works”), except as provided in Section
4.e below. I hereby acknowledge that all original works of authorship which are made by me
(solely or jointly with others) within the scope of and during the period of my employment with
4
the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act, and are Proprietary Works that are the property of the Company from the moment of conception or creation. I hereby understand and agree that the decision whether or not to commercialize or market any Proprietary Works is within the
Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such Proprietary Works.
c.    Maintenance of Records. I will keep and maintain adequate and current written records of all Proprietary Works conceived, created or made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.
d.    Registrations. I will assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Proprietary Works and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Proprietary Works, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.
Employee agrees that it is Employee’s obligation to execute or cause to be executed, when it is in
Employee’s power to do so, any such instrument or papers after the termination of this
Agreement. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents, mask works or copyright registrations covering Proprietary
Works or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as
Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.
e.        Exception to Assignments. The assignment of inventions provided for in this Agreement will be limited so that it excludes assignment of an invention that is not properly subject to assignment in an employment agreement under the law where I reside. I acknowledge notice of the following laws of this nature: Cal. Lab. Code, § 2870; Del. Code Title 19 § 805;
Illinois 765 ILCS 1060/1-3; Kan. Stat. Section 44-130; Minn. Statutes, 13A, Section 181.78;
New Jersey Statutes Title 34. Labor and Workmen’s Compensation 34 § 1B-265; NY Labor Law
§ 203-f; N. Car. General Statutes, Art. 10A, Chapter 66, Commerce and Business, § 66-57.1;
Utah Code § 34-39-1 through 34-39-3; Wash. Rev. Code, Title 49 RCW: Labor Regulations,
Chapter 49.44.140); and that such laws (such as the California law) exclude the assignment of an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention
5
relates at the time of conception or reduction to practice of the invention, (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. I also acknowledge that additional, state-specific notices regarding this limitation are provided to me in Addendum A.
5.        Company Property. All records related to the Company’s business activities and business development efforts created in the course of the Company’s business (such as contact lists, investment opportunity or prospect lists, calendars and notes), whether made by me or others, and wherever stored (in email, text messages, cell phones, computers or otherwise) are the property of the Company (“Company Records”). I understand that I am not authorized to use these Company Records or to access and use the Company’s computers, email, or related computer systems to pursue competitive business interests. I recognize that accessing Company computer systems to compete or prepare to compete is unauthorized access and strictly prohibited. All electronic files and similar items stored on Company owned, issued, or sponsored devices or accounts are Company property unless otherwise agreed in writing as to a specific item, and I shall have no expectation of personal privacy with regard to any such stored items. I will preserve and maintain records of Company customers, prospects, suppliers, and other business relationships as Company Records, and will not knowingly use these records to harm the Company’s business interests. Upon termination of employment or earlier if requested, I will return all such Company Records and any copies (tangible and intangible, electronic files, email, and otherwise) to the Company. I agree to certify my compliance with the foregoing obligation under oath to the Company upon request and my failure or refusal to do so will entitle the
Company to an inference that I have violated or intend to violate the confidentiality provisions set forth in this Agreement. Upon request, I will provide the Company reasonable means to access and verify that no Company Records and/or Confidential Information have been retained by me on personal computers, cell phones, email, or cloud storage accounts, or in any other place that is subject to my control without the Company’s authorization after employment ends.
Nothing herein prohibits me from retaining records provided to me by the Company concerning my own compensation, benefits, and agreements with the Company.
6.    New Employer Notice. I will provide notice of the restrictions in this Agreement to any prospective employer who makes an offer of employment to me prior to accepting such offer to ensure the employment offered does not violate this Agreement. I consent to the
Company communicating its opinion regarding the application of this Agreement and its restrictions to any such prospective employer or other third party and will not assert any claim or cause of action based on such a communication.
7.    Representations and Covenants. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and agree not to enter into, any legally binding agreement or commitment that is in conflict with my obligations under this Agreement
6
or that would prohibit me from performing the duties of the position I am employed to perform for the Company.
8.    Solicitation of Employees. If I am employed in a supervisor or managerial capacity with the Company, during my employment with the Company and for a period of twelve (12) months thereafter, I will not solicit employees that I supervise, work with, or gain
Confidential Information about (a “Covered Employee”) to leave the employment of the
Company to go to work for a competing business enterprise. This shall supplement and not eliminate or reduce my obligations under my duty of loyalty in Section 1 above. Irrespective of when and where I sign this Agreement or work for the Company, the post-employment restriction applicable to me under this paragraph will not be enforced against me in California.
9.        Protected Conduct.
9.1      Nothing in this Agreement prohibits me from opposing or reporting to the relevant law- enforcement agency (such as but not limited to the Securities and Exchange
Commission, Department of Labor, National Labor Relations Board, Equal Employment
Opportunities Commission, Occupational Safety and Health Commission or law enforcement) an event that I reasonably and in good faith believe is a violation of law, obligates me to inform the
Company before or after making such a report, prohibits me from cooperating in an investigation conducted by such a government agency, limits or affects my right to disclose or discuss criminal conduct, discrimination, harassment (including but not limited to sexual harassment or sexual assault) or retaliation, prohibits me from sharing such information with my personal legal counsel, or prohibits me from providing truthful testimony in a legal, administrative or arbitration proceeding.
9.2      I acknowledge notice that under the Defend Trade Secrets Act (DTSA) no individual may be held criminally or civilly liable under Federal or State trade secret law for a trade secret disclosure that complies with 18 USC §1833(b); such as a disclosure (a) made in confidence to a Federal, State, or local government official, directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (b) made in a complaint or other document filed in a lawsuit or other adjudicatory legal proceeding, if such filing is made under seal. Also, under this law an individual pursuing a legal claim for retaliation by an employer for reporting a suspected violation of the law may disclose a trade secret to his/her attorney and use it in documents filed in the adjudicatory proceeding under seal provided he/she does not engage in disclosure except pursuant to order of the adjudicator.
9.3      If I am employed in a non-management, non-supervisory role then nothing in this Agreement shall be construed to prohibit me from engaging in conduct that is protected under Section 7 of the National Labor Relations Act (NLRA) such as the right of employees to self-organization, to form, join, or assist labor organizations, to strike, picket, or otherwise engage in other concerted activities for their mutual aid or protection and to solicit fellow employees to do so, or to refuse to participate in any of these activities. I understand that protected Section 7 activity may include using or disclosing information acquired through lawful means regarding the wages, benefits, or other terms and conditions of employment of individuals employed by the Company for any purpose protected under the NLRA unless the information
7
was entrusted to me in confidence by the Company as part of my job duties (such as duties in human resources, payroll, or benefits administration).
9.4      The conduct protected under this Section 9 is collectively referred to as
“Protected Conduct.” This Protected Conduct provision shall not be construed to protect, invite, permit, or limit liability for illegal activity such as breaking and entering, illegal computer access
(hacking) or theft or destruction of Company property.
10.      Beneficiaries, Successors, and Assigns. “Affiliate” refers to any legal entity or organization that is directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common ownership or control with GoodRx, Inc., or a successor thereof.
This Agreement shall automatically inure the benefit of, and may be enforced by, the Company and its Affiliates, and their successors, and assigns, who have a protectable interest covered by the Agreement. If my employment is transferred from the undersigned Company entity to an
Affiliate, the Affiliate will assume the same position and rights as the original employer
Company under this Agreement without the need for any further agreement by me. I agree to the assignment of this Agreement by Company and all rights and obligations hereunder, including, but not limited to, an assignment in connection with any merger, sale, transfer, or acquisition consummated by Company, its parent, or any of their Affiliates, or relating to all or part of their assets. Without the written consent of the Company, I will not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
11.      Equitable Relief. Because my services are personal and unique and because of the need to protect Confidential Information entrusted to me, the Company shall have the right to pursue enforcement of this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that the
Company may have for a breach of this Agreement.
12.      Notice Clause. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and delivered in person, by facsimile transmission, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party. Any notice or other communication required or permitted to be given under this Agreement will be deemed given (i) on the day when delivered in person, (ii) on the first business day of or after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified if sent by facsimile, (iii) on the first business day of or after the date of receipt by the party notified if sent by electronic mail, or (iv) the third business day after the day on which such notice was mailed in accordance with this Section.
13.      Survival and Severability. This Agreement shall, in accordance with its terms, remain in effect after, and be unaffected by any change in position, title, duties, compensation, or other terms and conditions of my employment, or the termination of my employment (where a
8
clause indicates it creates post-employment obligations). The provisions of this Agreement are severable. The existence of a cause of action by me against Company shall not constitute a defense to enforcement of my obligations under this Agreement. If a court or agreed upon arbitrator (“adjudicator”) determines that a covenant herein cannot be enforced as written in some part (such as time, scope of activity, or geography), the parties agree to the adjudicator’s enforcement of the restrictions to such lesser extent as would make the obligation reasonable and enforceable, and/or to the reformation of the restriction to make it enforceable. If, despite the foregoing, any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the offending provision were never contained in the Agreement.
14.      Integration. This Agreement represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.
15.      Governing Law and Venue. The laws of the state where I primarily reside when last employed with the Company will control the interpretation and application of this
Agreement (the “Controlling State”) without regard to any conflicts of law principles of any other state to the contrary; provided, however, that if the Parties have entered into an arbitration agreement that includes claims arising from this Agreement, then the Federal Arbitration Act,
U.S.C. § 1 et seq. shall control as to all arbitration rights. For purposes of any matter that can be litigated in a court of law in accordance with any arbitration agreement between the Parties, I consent to the personal jurisdiction of the courts of proper subject matter jurisdiction located in the Controlling State, and I waive any objections to the exercise of jurisdiction over me by such courts (whether based on convenience, cost, location of witnesses or evidence, or otherwise). I understand that the Controlling State, and thus the controlling law and venue under this
Agreement, will change if I move to a new state. I also understand that Addendum A may modify terms of this Agreement based on what my Controlling State is at any given point in time, and that only one state can be the Controlling State at any given point in time.
16.      Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute on and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail, or other electronic means. I may decline the use of an electronic signature and instead elect to sign a paper copy of this Agreement by hand in ink. I consents to execution of this Agreement by electronic means such as by selecting (through a click, mark, or other option) indicating "I Accept" through use of any device, means or action provided, and agrees that execution of this document by such means is as valid as if I signed the document in writing.
17.      Effective Date. This Agreement shall be considered made on the date signed by me below which shall be the effective date of this Agreement unless entering into this Agreement was or is a condition of my initial employment in which case the terms of this Agreement are
9
understood to be operative upon the inception of my employment (whether reduced to writing on that specific date or not).
[REMINDER OF PAGE LEFT INTENTIONALLY BLANK]
10
IN WITNESS WHEREOF and intending to be legally bound, each of the Parties has executed this Agreement, in the case of the Company by their duly authorized officers.
EMPLOYEE                                                              GOODRX, INC.

/s/ Christopher McGinnis	/s/ Gracye Cheng
Signature	Gracye Cheng, General Counsel

Christopher McGinnis
Employee's Name Printed

Date: 2/4/2025
11
ADDENDUM A
STATE-SPECIFIC MODIFICATIONS
I understand that if my Controlling State is listed below then the Agreement will be modified in accordance with the paragraph for my Controlling State, and that if my Controlling State is not listed below then no modification applies to the Agreement for me.
Alabama. If Alabama is the Controlling State, then: The definition of Covered Employee under
Section 8 shall be further limited to include only those employees who are in a position uniquely essential to the management, organization, or service of the business (such as an employee involved in management or significant customer sales or servicing).
California. If California is the Controlling State, then: Nothing in this Agreement will require me to adjudicate outside of California a claim arising in California or be applied so as to deprive me of the substantive protection of California law with respect to a controversy arising in
California. The post-employment restriction on employee solicitation provided for in Section 8 shall not apply to me. Nothing in the Agreement shall be construed prohibit me from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful. The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention covered by Cal. Lab.
Code § 2870. I acknowledge notice that Cal. Lab. Code § 2870 provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.”
Colorado. If Colorado is the Controlling State, then: The Confidential Information restrictions in this Agreement do not prohibit me from disclosing information that arises from my general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that I otherwise have a right to disclose as legally protected conduct. Nothing in this Agreement limits or prevents me from disclosing information about workplace health and safety practices or hazards. Nothing in this Agreement limits my ability to disclose or discuss, either orally or in writing, any alleged discriminatory or unfair employment practice.
Georgia. If Georgia is the Controlling State, then: The definition of Confidential Information shall exclude data or information (A) which has been voluntarily disclosed to the public by the
Company, except where such public disclosure has been made by the me without authorization from the Company; (B) which has been independently developed and disclosed by others; or (C)
which has otherwise entered the public domain through lawful means. Further, the restriction on employee solicitation provided for in Section 8 will be modified so that it will only apply to those Covered Employees that reside or work within a 75-mile radius of the Company locations
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or offices that I work out of or report to in the two-year period preceding my last day of employment with the Company.
Illinois. If Illinois is the Controlling State, then: The invention assignment obligation in the
Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facilities, or trade secret information of Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) to the business of Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for Company.
Indiana. If Indiana is the Controlling State, then: The definition of Covered Employee is modified to provide that the Covered Employee must also be an employee who is entrusted with
Confidential Information.
Kansas. If Kansas is the Controlling State, then: The invention assignment obligation in the
Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on my own time, unless: (1) the invention relates directly to the business of Company or to the Company's actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by me for Company.
Minnesota. If Minnesota is the Controlling State, then: The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on my own time, and (1) which does not relate (a) directly to the business of
Company or (b) to the Company' actual or demonstrably anticipated research or development, or
(2) which does not result from any work performed by me for Company.
Missouri. If Missouri is the Controlling State, then: The restriction on employee solicitation provided for in Section 8 will be modified so that it will not apply to an employee who provides only secretarial or clerical services.
Washington. If Washington is the Controlling State or I am a Washington based employee, then:
Nothing in the Agreement prohibits disclosure or discussion of conduct I reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy, or the disclosure of the existence of a settlement involving any such event or conduct. The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of Company, or (ii) to the Company' actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for Company.
Wisconsin. If Wisconsin is the Controlling State, then: The definition of Covered Employee is modified to provide that the Covered Employee must also be an employee who is entrusted with
Confidential Information.
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If I reside in a state other than one of the states identified above, I understand that no state-
specific modification will apply to me; provided, however, that it is intent of the Parties that the
Agreement and its restrictions shall only be construed and applied to the extent that such enforcement would not violate controlling law that governs the Parties’ relationship.
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ADDENDUM B
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

No inventions or improvements

Additional Sheets Attached

Signature of Employee:	/s/ Christopher McGinnis

Date:	2/4/2025